=================================[LETTERHEAD OF ROTHSTEIN, KASS & COMPANY, P.C.]





                                                               March 2, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by TearDrop Golf Company (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of March, 1998. We agree with the statements concerning our Firm in such Form 8-K.



                                              Very truly yours,

                                              /s/ROTHSTEIN, KASS & COMPANY, P.C.
                                              ----------------------------------
                                              Rothstein, Kass & Company, P.C.